Exhibit 99.1

Hain Celestial Reports Fiscal Third Quarter 2025

Financial Results

HOBOKEN, N.J., May 7, 2025 — The Hain Celestial Group, Inc. (Nasdaq: HAIN), a leading global health and wellness company whose purpose is to inspire healthier living through better-for-you brands, today reported financial results for its fiscal third quarter ended March 31, 2025. In a separate release today, the Company announced a CEO transition and strategic review of the Company’s portfolio.

"We are disappointed with our third quarter results, which fell far short of our expectations primarily due to worse-than-expected performance in North America. Despite the shortfall in net sales in the quarter, we are encouraged by a return to organic net sales growth in our international segment and continued progress in reducing net debt,” said Alison Lewis, Interim President and CEO. “Going forward, we are focused on five key drivers for improving value: simplifying our business and reducing overhead spending, accelerating renovation and innovation in our brands, implementing strategic revenue growth management and pricing actions, driving operational productivity and working capital reduction, and strengthening our digital capabilities."

Lewis continued, “While the macroeconomic environment remains challenging, recent regulatory shifts focusing on health and wellness reaffirm Hain’s strength as a pure-play, better-for-you leader. We have a portfolio of strong brands in attractive categories, and we believe the challenges we face are largely within our control. The opportunity ahead of us now is to unlock the full value of our business through focused and disciplined execution."

FINANCIAL HIGHLIGHTS*

Summary of Fiscal Third Quarter Results Compared to the Prior Year Period

•
Net sales were $390 million, down 11% year-over-year.
o
Organic net sales, defined as net sales adjusted to exclude the impact of acquisitions, divestitures, held for sale businesses, discontinued brands, exited product categories, and foreign exchange, decreased 5% compared to the prior year period.
▪
The decrease in organic net sales was comprised of a 3-point decrease in volume/mix and a 2-point decrease in price.
•
Gross profit margin was 21.7%, a 40-basis point decrease from the prior year period.
o
Adjusted gross profit margin was 21.8%, a 50-basis point decrease from the prior year period.
•
Net loss was $135 million compared to a net loss of $48 million in the prior year period.
o
Net loss included pre-tax non-cash impairment charges of $133 million ($130 million after-taxes) related to U.S. and Canada reporting units and assets held for sale.
o
Adjusted net income was $6 million, compared to adjusted net income of $11 million in the prior year period.
•
Net loss margin was (34.5%), compared to a net loss margin of (11%) in the prior year period.

* This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

o
Adjusted net income margin was 2%, compared to an adjusted net income margin of 3% in the prior year period.
•
Adjusted EBITDA was $34 million compared to $44 million in the prior year period; Adjusted EBITDA margin was 8.6%, compared to 10.0% in the prior year period.
•
Loss per diluted share was $1.49 compared to a loss per diluted share of $0.54 in the prior year period.
o
Adjusted earnings per share (“EPS”) was $0.07 compared to adjusted EPS of $0.13 in the prior year period.

Cash Flow and Balance Sheet Highlights

•
Net cash provided by operating activities in the fiscal third quarter was $5 million compared to $42 million in the prior year period.
•
Free cash flow was negative $2 million in the fiscal third quarter compared to free cash flow of $30 million in the prior year period.
•
Total debt at the end of the fiscal third quarter was $709 million, down from $744 million at the beginning of the fiscal year.
•
Net debt at the end of the fiscal third quarter was $665 million compared to $690 million at the beginning of the fiscal year.
•
The company ended the third quarter with a net secured leverage ratio of 4.2x as calculated under our credit agreement.

SEGMENT HIGHLIGHTS

The company operates under two reportable segments: North America and International.

	Net Sales
	Q3 FY25					Q3 FY25 YTD
	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y
North America	222	-17.0%	-6.9%	-0.5%	-9.6%	683	-14.2%	-6.4%	-0.3%	-7.5%
International	168	-1.4%	-0.5%	-1.4%	0.5%	514	-1.5%	-0.2%	1.0%	-2.3%

Total	390	-11.0%	-4.8%	-0.9%	-5.3%	1,196	-9.2%	-4.2%	0.2%	-5.2%
* May not add due to rounding

[1] Reflects the impact within reported net sales growth of the following items that are excluded from organic net sales growth: net sales from divested brands (ParmCrisps® and Thinsters® snacks brands), held for sale businesses (Personal Care), discontinued brands, and exited product categories.

North America

Fiscal third quarter organic net sales decreased by 10% year-over-year, primarily driven by lower sales in snacks and baby & kids.

Segment gross profit in the fiscal third quarter was $49 million, a decrease of 17% from the prior year period. Adjusted gross profit was $50 million, also a decrease of 17% from the prior year period. Gross margin was 22.1%, unchanged from the prior year period. Adjusted gross margin was 22.4%, a 20-basis point increase from the prior year period. The increase was driven by productivity partially offset by higher trade spend and inflation.

Adjusted EBITDA in the fiscal third quarter was $17 million compared to $28 million in the prior year period. The decrease was primarily driven by lower volume/mix and higher trade spend, partially offset by productivity. Adjusted EBITDA margin was 7.8% compared to 10.4% in the prior year period.

International

Fiscal third quarter organic net sales growth was 0.5% year-over-year. This was driven by growth in meal prep and baby & kids and the supply chain recovery from the service issues discussed last quarter, partially offset by declines in beverages and snacks.

Segment gross profit in the fiscal third quarter was $35 million, a 5% decrease from the prior year period. Adjusted gross profit was also $35 million, a decrease of 7% from the prior year period. Gross margin and adjusted gross margin were both 21.1%, representing a 90- and 130-basis point decrease from the prior year period, respectively. The decrease in each case was driven by inflation, partially offset by productivity.

Adjusted EBITDA in the fiscal third quarter was $22 million, a decrease of 10% versus the prior year period, driven primarily by inflation and net pricing, inclusive of own label contracts, partially offset by favorable volume/mix. Adjusted EBITDA margin was 13.2%, a 120-basis point decrease from the prior year period.

CATEGORY HIGHLIGHTS

	Net Sales
	Q3 FY25					Q3 FY25 YTD
	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y
Snacks	89	-20%	-7%	-1%	-13%	278	-19%	-7%	0%	-12%
Baby & Kids	60	-7%	0%	0%	-6%	182	-3%	-1%	1%	-3%
Beverages	63	-8%	0%	-1%	-7%	189	-4%	0%	0%	-3%
Meal Prep	162	-2%	-2%	-1%	1%	499	-3%	-1%	1%	-3%
Personal Care	17	-42%	n/a	n/a	n/a	48	-38%	n/a	n/a	n/a

Total	390	-11%	-5%	-1%	-5%	1,196	-9%	-4%	0%	-5%
* May not add due to rounding

[1] Reflects the impact within reported net sales growth of the following items that are excluded from organic net sales growth: net sales from divested brands (ParmCrisps® and Thinsters® snacks brands), held for sale businesses (Personal Care), discontinued brands, and exited product categories.

Snacks

The fiscal third quarter organic net sales decline of 13% year-over-year was driven by lower promotion effectiveness as well as continued category softness.

Baby & Kids

The fiscal third quarter organic net sales decline of 6% year-over-year was driven by lapping formula sales last year at a key retailer which was lost in the spring of 2024, softness in pouches, and the impact of SKU simplification.

Beverages

The fiscal third quarter organic net sales decline of 7% year-over-year was driven by continued channel mix shift in non-dairy beverage in Europe and by our slow start to hot tea season.

Meal Prep

The fiscal third quarter organic net sales growth of 1% was primarily driven by continued growth in soup brands in the UK and growth in yogurt in North America.

CREDIT AGREEMENT AMENDMENT

Subsequent to the end of the quarter, the company and the lenders under the company’s credit agreement have amended the credit agreement to provide for increased operational flexibility. Among other things, the amended credit agreement sets a maximum net secured leverage ratio of 4.75x for the quarter ending June 30, 2025 through (and including) the quarter ending March 31, 2026, 4.50x for the quarter ending June 30, 2026 and 4.25x for the quarter ending September 30, 2026 and thereafter.

FISCAL 2025 GUIDANCE*

“We are adjusting our outlook for the year based on the slower than anticipated volume recovery and the softening and volatile macroeconomic environment, coupled with increased investment in promotional activities to support our brands and drive incremental distribution,” stated Lee Boyce, CFO.

The company is revising guidance for fiscal 2025 as follows:

•
Organic net sales growth is expected to be down approximately 5%-6%.
•
Adjusted EBITDA is expected to be approximately $125 million.
•
Gross margin is expected to be approximately 21.5%.
•
Free cash flow is expected to be approximately $40 million.

* The forward-looking non-GAAP financial measures included in this section are not reconciled to the comparable forward-looking GAAP financial measures. The company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include certain litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on the company’s GAAP financial results.

Conference Call and Webcast Information

Hain Celestial will host a conference call and webcast today at 8:00 AM ET to discuss its results and business outlook. The live webcast and accompanying presentation are available under the Investors section of the company’s corporate website at www.hain.com. Investors and analysts can access the live call by dialing 800-715-9871 or 646-307-1963. The conference ID is 5099081. Participation by the press and public in the Q&A session will be in listen-only mode. A replay of the call will be available shortly after the conclusion of the live call through Wednesday, May 14th, 2025, and can be accessed by dialing 800-770-2030 or 609-800-9909 and referencing the conference access ID: 5099081.

About The Hain Celestial Group

Hain Celestial Group is a leading health and wellness company whose purpose is to inspire healthier living for people, communities and the planet through better-for-you brands. For more than 30 years, Hain has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Headquartered in Hoboken, N.J., Hain Celestial's products across snacks, baby/kids, beverages and meal preparation are marketed and sold in over 70 countries around the world. Our leading brands include Garden Veggie Snacks™, Terra® chips, Garden of Eatin'® snacks, Hartley’s® jelly, Earth's Best® Organic and Ella's Kitchen® baby and kids foods, Celestial Seasonings® teas, Joya® and Natumi® plant-based beverages, The Greek Gods® yogurt, Cully & Sully®, Yorkshire Provender®, New Covent Garden® and Imagine® soups, among others. For more information, visit www.hain.com and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things: our beliefs or expectations relating to our future performance, results of operations and financial condition, including statements related to the reevaluation of our strategy, our ability to evolve and position Hain for long-term sustainable growth, expectations regarding organic net sales trends, the effectiveness of our marketing, promotional, distribution and investment initiatives, our ability to capitalize on new opportunities, our ability to drive growth and create value for shareholders and the macroeconomic environment.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; our ability to manage our supply chain effectively (including as a result of U.S. government tariffs and the imposition of any counter-tariffs); input cost inflation, including with respect to freight and other distribution costs; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; changes to consumer preferences; customer concentration; our ability to execute our cost reduction initiatives and related strategic initiatives; impairments in the carrying value of goodwill or other intangible assets; reliance on independent distributors; risks associated with operating internationally; the availability of organic ingredients; risks associated with outsourcing arrangements; risks associated with geopolitical conflicts or events; our ability to identify and complete acquisitions or divestitures and our level of success in integrating acquisitions; our reliance on independent certification for a number of our products; our ability to attract and retain highly skilled people; risks related to tax matters, including changes in tax policy, tariffs, or import and export controls; the reputation of our company and our brands; our ability to use and protect trademarks; foreign currency exchange risk; general economic conditions; compliance with our credit agreement; cybersecurity incidents; disruptions to information technology systems; the impact of climate change and related disclosure regulations; liabilities, claims or regulatory change with respect to environmental matters; pending and future litigation, including litigation relating to Earth’s Best® baby food products; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; compliance with data privacy laws; the adequacy of our insurance coverage; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including, among others, organic net sales; adjusted gross profit and its related margin; adjusted operating income and its related margin; adjusted net income and its related margin; diluted net income per common share, as adjusted; adjusted EBITDA and its related margin; free cash flow; and net debt. The reconciliations of historic non-GAAP financial measures to the comparable GAAP financial measures are provided in the tables below. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the company’s consolidated financial statements presented in accordance with GAAP.

We define our non-GAAP financial measures as follows:

•
Organic net sales: net sales excluding the impact of acquisitions, divestitures, held for sale businesses, discontinued brands, exited product categories and foreign exchange. To adjust organic net sales for the impact of acquisitions, the net sales of an acquired business are excluded from fiscal quarters constituting or falling within the current period and prior period where the applicable fiscal quarter in the prior period did not include the acquired business for the entire quarter. To adjust organic net sales for the impact of divestitures, held for sale businesses, discontinued brands and exited product categories, the net sales of a divested business, held for sale business, discontinued brand or exited product category are excluded from all periods. To adjust organic net sales for the impact of foreign exchange, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year.

•
Adjusted gross profit and its related margin: gross profit, before plant closure related costs, net, warehouse and manufacturing consolidation and other costs, net, and other costs.

•
Adjusted operating income and its related margin: operating loss before certain litigation expenses, net, plant closure related costs, net, warehouse and manufacturing consolidation and other costs, net, productivity and transformation costs, costs associated with acquisitions, divestitures and other transactions, goodwill impairment, long-lived asset and intangibles impairment and other costs.

•
Adjusted net income and its related margin and diluted net income per common share, as adjusted: net loss, adjusted to exclude the impact of certain litigation expenses, net, plant closure related costs, net, warehouse and manufacturing consolidation and other costs, net, productivity and transformation costs, costs associated with acquisitions, divestitures and other transactions, (gains) losses on sales of assets, goodwill impairment, long-lived asset and intangibles impairment, unrealized currency losses (gains) and other costs, and the related tax effects of such adjustments.

•
Adjusted EBITDA and its related margin: net loss before net interest expense, income taxes, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, net, unrealized currency losses, certain litigation expenses, net, plant closure related costs, net, warehouse and manufacturing consolidation and other costs, net, productivity and transformation costs, costs associated with acquisitions, divestitures and other transactions, (gains) losses on sales of assets, goodwill impairment, long-lived asset and intangibles impairment and other adjustments.

•
Free cash flow: net cash provided by operating activities less purchases of property, plant and equipment.

•
Net debt: total debt less cash and cash equivalents.

We believe that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the company’s operations and are useful for period-over-period comparisons of operations. We provide:

•
Organic net sales to demonstrate the growth rate of net sales excluding the impact of acquisitions, divestitures, held for sale businesses, discontinued brands, and exited product categories and foreign exchange, and believe organic net sales is useful to investors because it enables them to better understand the growth of our business from period to period.

•
Adjusted results as important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our Company and companies in our industry.

•
Free cash flow as one factor in evaluating the amount of cash available for discretionary investments.

•
Net debt as a useful measure to monitor leverage and evaluate the balance sheet.

We discuss the Company’s net secured leverage ratio as calculated under our credit agreement as a measure of our financial condition, liquidity and compliance with our credit agreement. For a description of the material terms of our credit agreement and risks of non-compliance with our credit agreement, see “Liquidity and Capital Resources” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.

Investor Relations Contact:

Alexis Tessier

Investor.Relations@hain.com

Media Contact:

Jen Davis

Jen.Davis@hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Third Quarter		Third Quarter Year to Date
	2025	2024	2025	2024

Net sales	$390,351	$438,358	$1,196,432	$1,317,487
Cost of sales	305,701	341,687	936,720	1,034,658
Gross profit	84,650	96,671	259,712	282,829
Selling, general and administrative expenses	62,934	66,716	204,417	217,837
Goodwill impairment	110,251	-	201,518	-
Long-lived asset and intangibles impairment	24,012	49,426	42,029	70,786
Productivity and transformation costs	7,289	7,175	16,497	20,447
Amortization of acquired intangible assets	1,243	1,255	5,176	4,719
Operating loss	(121,079)	(27,901)	(209,925)	(30,960)
Interest and other financing expense, net	11,866	14,127	38,412	43,509
Other expense (income), net	1,182	100	2,434	(207)
Loss before income taxes and equity in net loss of equity-method investees	(134,127)	(42,128)	(250,771)	(74,262)
(Benefit) provision for income taxes	(505)	5,100	5,746	(4,528)
Equity in net loss of equity-method investees	966	966	1,709	2,371
Net loss	$(134,588)	$(48,194)	$(258,226)	$(72,105)

Net loss per common share:
Basic	$(1.49)	$(0.54)	$(2.87)	$(0.80)
Diluted	$(1.49)	$(0.54)	$(2.87)	$(0.80)

Shares used in the calculation of net loss per common share:
Basic	90,247	89,832	90,080	89,718
Diluted	90,247	89,832	90,080	89,718

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited and in thousands)

	March 31, 2025	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$44,425	$54,307
Accounts receivable, net	172,310	179,190
Inventories	248,956	274,128
Prepaid expenses and other current assets	53,099	49,434
Assets held for sale	33,333	-
Total current assets	552,123	557,059
Property, plant and equipment, net	254,079	261,730
Goodwill	712,727	929,304
Trademarks and other intangible assets, net	225,475	244,799
Investments and joint ventures	5,958	10,228
Operating lease right-of-use assets, net	71,326	86,634
Other assets	22,367	27,794
Total assets	$1,844,055	$2,117,548
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$210,052	$188,220
Accrued expenses and other current liabilities	70,530	85,714
Current portion of long-term debt	7,554	7,569
Liabilities related to assets held for sale	16,599	-
Total current liabilities	304,735	281,503
Long-term debt, less current portion	701,401	736,523
Deferred income taxes	41,652	47,826
Operating lease liabilities, noncurrent portion	66,000	80,863
Other noncurrent liabilities	33,562	27,920
Total liabilities	1,147,350	1,174,635
Stockholders' equity:
Common stock	1,124	1,119
Additional paid-in capital	1,239,675	1,230,253
Retained earnings	319,293	577,519
Accumulated other comprehensive loss	(133,273)	(137,245)
	1,426,819	1,671,646
Less: Treasury stock	(730,114)	(728,733)
Total stockholders' equity	696,705	942,913
Total liabilities and stockholders' equity	$1,844,055	$2,117,548

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Third Quarter		Third Quarter Year to Date
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(134,588)	$(48,194)	$(258,226)	$(72,105)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,455	10,858	32,902	34,360
Deferred income taxes	(1,509)	(1,973)	(2,625)	(18,764)
Equity in net loss of equity-method investees	966	966	1,709	2,371
Stock-based compensation, net	2,973	3,017	9,422	10,135
Goodwill impairment	110,251	-	201,518	-
Long-lived asset and intangibles impairment	24,012	49,426	42,029	70,786
(Gain) loss on sale of assets	(106)	-	2,202	62
Other non-cash items, net	1,271	(21)	773	944
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	98	(25)	(1,361)	(30,672)
Inventories	(14,578)	12,266	(10,605)	27,432
Other current assets	(597)	8,948	(8,279)	13,830
Other assets and liabilities	(471)	(1,890)	(561)	(4,466)
Accounts payable and accrued expenses	6,468	8,896	15,865	43,046
Net cash provided by operating activities	4,645	42,274	24,763	76,959
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(6,921)	(12,034)	(19,060)	(24,769)
Proceeds from termination of net investment hedges	2,363	-	2,363	-
Proceeds from sale of assets	6	188	13,773	1,520
Investments and joint ventures, net	-	-	2,570	-
Net cash used in investing activities	(4,552)	(11,846)	(354)	(23,249)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	47,000	30,000	156,000	152,000
Repayments under bank revolving credit facility	(65,000)	(60,000)	(186,000)	(197,000)
Repayments under term loan	(1,875)	(1,875)	(5,625)	(5,625)
Borrowings (payments) of other debt, net	21	(21)	(21)	(3,875)
Employee shares withheld for taxes	(123)	(111)	(1,381)	(1,600)
Proceeds from termination of fair value hedge	552	-	552	-
Net cash used in financing activities	(19,425)	(32,007)	(36,475)	(56,100)
Effect of exchange rate changes on cash	7,557	(2,544)	2,184	(1,425)
Net decrease in cash and cash equivalents	(11,775)	(4,123)	(9,882)	(3,815)
Cash and cash equivalents at beginning of period	56,200	53,672	54,307	53,364
Cash and cash equivalents at end of period	$44,425	$49,549	$44,425	$49,549

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q3 FY25	$222,407	$167,944	$-	$390,351
Net sales - Q3 FY24	$268,107	$170,251	$-	$438,358
% change - FY25 net sales vs. FY24 net sales	(17.0)%	(1.4)%		(11.0)%

Gross Profit
Q3 FY25
Gross profit	$49,178	$35,472	$-	$84,650
Non-GAAP adjustments(1)	592	-	-	592
Adjusted gross profit	$49,770	$35,472	$-	$85,242
% change - FY25 gross profit vs. FY24 gross profit	(17.0)%	(5.2)%		(12.4)%
% change - FY25 adjusted gross profit vs. FY24 adjusted gross profit	(16.6)%	(7.0)%		(12.8)%
Gross margin	22.1%	21.1%		21.7%
Adjusted gross margin	22.4%	21.1%		21.8%

Q3 FY24
Gross profit	$59,237	$37,434	$-	$96,671
Non-GAAP adjustments(1)	406	691	-	1,097
Adjusted gross profit	$59,643	$38,125	$-	$97,768
Gross margin	22.1%	22.0%		22.1%
Adjusted gross margin	22.2%	22.4%		22.3%

Adjusted EBITDA
Q3 FY25
Adjusted EBITDA	$17,306	$22,166	$(5,857)	$33,615
% change - FY25 adjusted EBITDA vs. FY24 adjusted EBITDA	(37.9)%	(9.7)%	32.4%	(23.2)%
Adjusted EBITDA margin	7.8%	13.2%		8.6%

Q3 FY24
Adjusted EBITDA	$27,883	$24,547	$(8,668)	$43,762
Adjusted EBITDA margin	10.4%	14.4%		10.0%

(1) See accompanying tables "Adjusted Gross Profit and Adjusted Operating Income" and "Adjusted Net Income and Adjusted Net Income per Diluted Share"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q3 FY25 YTD	$682,836	$513,596	$-	$1,196,432
Net sales - Q3 FY24 YTD	$795,832	$521,655	$-	$1,317,487
% change - FY25 net sales vs. FY24 net sales	(14.2)%	(1.5)%		(9.2)%

Gross Profit
Q3 FY25 YTD
Gross profit	$153,388	$106,324	$-	$259,712
Non-GAAP adjustments(1)	1,779	-	-	1,779
Adjusted gross profit	$155,167	$106,324	$-	$261,491
% change - FY25 gross profit vs. FY24 gross profit	(10.9)%	(4.0)%		(8.2)%
% change - FY25 adjusted gross profit vs. FY24 adjusted gross profit	(13.9)%	(4.7)%		(10.4)%
Gross margin	22.5%	20.7%		21.7%
Adjusted gross margin	22.7%	20.7%		21.9%

Q3 FY24 YTD
Gross profit	$172,115	$110,714	$-	$282,829
Non-GAAP adjustments(1)	8,157	816	-	8,973
Adjusted gross profit	$180,272	$111,530	$-	$291,802
Gross margin	21.6%	21.2%		21.5%
Adjusted gross margin	22.7%	21.4%		22.1%

Adjusted EBITDA
Q3 FY25 YTD
Adjusted EBITDA	$55,072	$65,062	$(26,251)	$93,883
% change - FY25 adjusted EBITDA vs. FY24 adjusted EBITDA	(29.2)%	(4.3)%	14.8%	(18.3)%
Adjusted EBITDA margin	8.1%	12.7%		7.8%

Q3 FY24 YTD
Adjusted EBITDA	$77,828	$67,953	$(30,803)	$114,978
Adjusted EBITDA margin	9.8%	13.0%		8.7%

(1) See accompanying tables "Adjusted Gross Profit and Adjusted Operating Income" and "Adjusted Net Income and Adjusted Net Income per Diluted Share"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit and Adjusted Operating Income
(unaudited and in thousands, except per share amounts)

Reconciliation of Gross Profit, GAAP to Gross Profit, as Adjusted:
	Third Quarter		Third Quarter Year to Date
	2025	2024	2025	2024
Gross profit, GAAP	$84,650	$96,671	$259,712	$282,829
Adjustments to Cost of sales:
Warehouse/manufacturing consolidation and other costs, net	384	184	384	995
Plant closure related costs, net	208	913	1,395	6,535
Other	-	-	-	1,443
Gross profit, as adjusted	$85,242	$97,768	$261,491	$291,802

Reconciliation of Operating Loss, GAAP to Operating Income, as Adjusted:
	Third Quarter		Third Quarter Year to Date
	2025	2024	2025	2024
Operating loss, GAAP	$(121,079)	$(27,901)	$(209,925)	$(30,960)
Adjustments to Cost of sales:
Warehouse/manufacturing consolidation and other costs, net	384	184	384	995
Plant closure related costs, net	208	913	1,395	6,535
Other	-	-	-	1,443

Adjustments to Operating expenses(a):
Goodwill impairment	110,251	-	201,518	-
Long-lived asset and intangibles impairment	24,012	49,426	42,029	70,786
Productivity and transformation costs	7,289	7,175	16,497	20,447
Certain litigation expenses, net(b)	407	458	2,254	4,073
Transaction and integration costs, net	(151)	55	(574)	282
Plant closure related costs, net	(213)	232	(166)	179
Operating income, as adjusted	$21,108	$30,542	$53,412	$73,780

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, goodwill impairment, long-lived asset and intangibles impairment and productivity and transformation costs.

(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Net Income and Adjusted Net Income per Diluted Share
(unaudited and in thousands, except per share amounts)

Reconciliation of Net Loss, GAAP to Net Income, as Adjusted:
	Third Quarter		Third Quarter Year to Date
	2025	2024	2025	2024
Net loss, GAAP	$(134,588)	$(48,194)	$(258,226)	$(72,105)
Adjustments to Cost of sales:
Warehouse/manufacturing consolidation and other costs, net	384	184	384	995
Plant closure related costs, net	208	913	1,395	6,535
Other	-	-	-	1,443

Adjustments to Operating expenses(a):
Goodwill impairment	110,251	-	201,518	-
Long-lived asset and intangibles impairment	24,012	49,426	42,029	70,786
Productivity and transformation costs	7,289	7,175	16,497	20,447
Certain litigation expenses, net(b)	407	458	2,254	4,073
Transaction and integration costs, net	(151)	55	(574)	282
Plant closure related costs, net	(213)	232	(166)	179

Adjustments to Interest and other expense, net(c):
Unrealized currency losses (gains)	1,255	(71)	825	83
(Gain) loss on sale of assets	(106)	-	2,202	62

Adjustments to (Benefit) provision for income taxes:
Net tax impact of non-GAAP adjustments	(2,693)	1,094	1,615	(14,139)
Net income, as adjusted	$6,055	$11,272	$9,753	$18,641
Net loss margin	(34.5)%	(11.0)%	(21.6)%	(5.5)%
Adjusted net income margin	1.6%	2.6%	0.8%	1.4%

Diluted shares used in the calculation of net loss per common share:	90,247	89,832	90,080	89,718
Diluted shares used in the calculation of adjusted net income per common share:	90,407	90,058	90,287	90,088

Diluted net loss per common share, GAAP	$(1.49)	$(0.54)	$(2.87)	$(0.80)
Diluted net income per common share, as adjusted	$0.07	$0.13	$0.11	$0.21

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, goodwill impairment, long-lived asset and intangibles impairment and productivity and transformation costs.

(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.
(c) Interest and other expense, net includes interest and other financing expenses, net, unrealized currency losses (gains), (gain) loss on sale of assets and other expense, net.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth by Segment
(unaudited and in thousands)

Q3 FY25	North America	International	Hain Consolidated
Net sales	$222,407	$167,944	$390,351
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	19,477	493	19,970
Less: Impact of foreign currency exchange	(1,428)	(2,327)	(3,755)
Organic net sales	$204,358	$169,778	$374,136

Q3 FY24
Net sales	$268,107	$170,251	$438,358
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	42,008	1,239	43,247
Organic net sales	$226,099	$169,012	$395,111

Net sales decline	(17.0)%	(1.4)%	(11.0)%
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	(6.9)%	(0.5)%	(4.8)%
Less: Impact of foreign currency exchange	(0.5)%	(1.4)%	(0.9)%
Organic net sales (decline) growth	(9.6)%	0.5%	(5.3)%

Q3 FY25 YTD	North America	International	Hain Consolidated
Net sales	$682,836	$513,596	$1,196,432
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	61,580	1,836	63,416
Less: Impact of foreign currency exchange	(2,497)	5,338	2,841
Organic net sales	$623,753	$506,422	$1,130,175

Q3 FY24 YTD
Net sales	$795,832	$521,655	$1,317,487
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	121,707	3,201	124,908
Organic net sales	$674,125	$518,454	$1,192,579

Net sales decline	(14.2)%	(1.5)%	(9.2)%
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	(6.4)%	(0.2)%	(4.2)%
Less: Impact of foreign currency exchange	(0.3)%	1.0%	0.2%
Organic net sales decline	(7.5)%	(2.3)%	(5.2)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth by Category
(unaudited and in thousands)

Q3 FY25	Snacks	Baby & Kids	Beverages	Meal Prep	Personal Care	Hain Consolidated
Net sales	$88,506	$59,896	$62,874	$162,266	$16,809	$390,351
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	162	2	-	2,997	16,809	19,970
Less: Impact of foreign currency exchange	(705)	(293)	(1,005)	(1,752)	-	(3,755)
Organic net sales	$89,049	$60,187	$63,879	$161,021	$-	$374,136

Q3 FY24
Net sales	$111,157	$64,317	$68,384	$165,675	$28,825	$438,358
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	8,629	278	-	5,515	28,825	43,247
Organic net sales	$102,528	$64,039	$68,384	$160,160	$-	$395,111

Net sales decline	(20.4)%	(6.9)%	(8.1)%	(2.1)%	(41.7)%	(11.0)%
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	(6.7)%	(0.4)%	0.0%	(1.5)%	n/a	(4.8)%
Less: Impact of foreign currency exchange	(0.6)%	(0.5)%	(1.5)%	(1.1)%	n/a	(0.9)%
Organic net sales (decline) growth	(13.1)%	(6.0)%	(6.6)%	0.5%	n/a	(5.3)%

Q3 FY25 YTD	Snacks	Baby & Kids	Beverages	Meal Prep	Personal Care	Hain Consolidated
Net sales	$277,688	$182,225	$189,364	$499,311	$47,844	$1,196,432
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	3,940	204	-	11,428	47,844	63,416
Less: Impact of foreign currency exchange	(831)	1,131	(939)	3,480	-	2,841
Organic net sales	$274,579	$180,890	$190,303	$484,403	$-	$1,130,175

Q3 FY24 YTD
Net sales	$342,118	$188,458	$197,116	$513,004	$76,791	$1,317,487
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	31,756	1,410	-	14,951	76,791	124,908
Organic net sales	$310,362	$187,048	$197,116	$498,053	$-	$1,192,579

Net sales decline	(18.8)%	(3.3)%	(3.9)%	(2.7)%	(37.7)%	(9.2)%
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	(7.1)%	(0.6)%	0.0%	(0.7)%	n/a	(4.2)%
Less: Impact of foreign currency exchange	(0.2)%	0.6%	(0.4)%	0.7%	n/a	0.2%
Organic net sales decline	(11.5)%	(3.3)%	(3.5)%	(2.7)%	n/a	(5.2)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA
(unaudited and in thousands)

	Third Quarter		Third Quarter Year to Date
	2025	2024	2025	2024

Net loss	$(134,588)	$(48,194)	$(258,226)	$(72,105)

Depreciation and amortization	10,455	10,858	32,902	34,360
Equity in net loss of equity-method investees	966	966	1,709	2,371
Interest expense, net	11,096	13,322	36,084	41,278
(Benefit) provision for income taxes	(505)	5,100	5,746	(4,528)
Stock-based compensation, net	2,973	3,017	9,422	10,135
Unrealized currency losses	1,137	250	707	91
Certain litigation expenses, net(a)	407	458	2,254	4,073
Restructuring activities
Productivity and transformation costs	7,289	7,175	16,497	20,447
Warehouse/manufacturing consolidation and other costs, net	384	184	384	995
Plant closure related costs, net	(5)	1,145	1,229	5,288
Acquisitions, divestitures and other
(Gain) loss on sale of assets	(106)	-	2,202	62
Transaction and integration costs, net	(151)	55	(574)	282
Impairment charges
Goodwill impairment	110,251	-	201,518	-
Long-lived asset and intangibles impairment	24,012	49,426	42,029	70,786
Other	-	-	-	1,443
Adjusted EBITDA	$33,615	$43,762	$93,883	$114,978

(a) Expenses and items relating to securities class action, baby food litigation and SEC investigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Free Cash Flow
(unaudited and in thousands)

	Third Quarter		Third Quarter Year to Date
	2025	2024	2025	2024

Net cash provided by operating activities	$4,645	$42,274	$24,763	$76,959
Purchases of property, plant and equipment	(6,921)	(12,034)	(19,060)	(24,769)
Free cash flow	$(2,276)	$30,240	$5,703	$52,190

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Debt
(unaudited and in thousands)

	March 31, 2025	June 30, 2024
Debt
Long-term debt, less current portion	$701,401	$736,523
Current portion of long-term debt	7,554	7,569
Total debt	708,955	744,092
Less: Cash and cash equivalents	44,425	54,307
Net debt	$664,530	$689,785